           As filed with the Securities and Exchange Commission on July 30, 1998
                                 Registration Nos. 33-44941, 33-52186, 33-70586,
                                               33-95660, 333-33771 and 333-52429
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        POST EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  ANERGEN, INC.
               (Exact name of issuer as specified in its charter)

        Delaware                                         77-0183594
-----------------------                     ------------------------------------
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                               301 Penobscot Drive
                         Redwood City, California 94063
                    (Address of principal executive offices)

                             1988 STOCK OPTION PLAN
                        1991 EMPLOYEE STOCK PURCHASE PLAN
                           1992 CONSULTANT STOCK PLAN
                            1995 DIRECTOR OPTION PLAN
                                 1996 STOCK PLAN
                            (Full title of the Plan)


                             BARRY M. SHERMAN, M.D.
                             Chief Executive Officer
                                  ANERGEN, INC.
                               301 Penobscot Drive
                         Redwood City, California 94063
                                 (650) 361-8901
            (Name, address and telephone number of agent for service)


                                   Copies to:
                            TREVOR J. CHAPLICK, ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (650) 493-9300

================================================================================

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                         Proposed      Proposed
          Title of                       Maximum       Maximum
         Securities          Amount      Offering      Aggregate     Amount of
           to be              to be        Price       Offering     Registration
         Registered        Registered    Per Share      Price           Fee
================================================================================
 N/A*                          N/A*         N/A*         N/A*           N/A*
================================================================================

* No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement Nos. 33-44941, 33-52186, 33-70586, 33-95660, 333-33771 and 333-52429.
Therefore, no further registration fee is required.

                                  ANERGEN, INC.
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                       REGISTRATION STATEMENT ON FORM S-8


                                EXPLANATORY NOTE


     This Post-Effective Amendment No. 1 (the "Amendment") to certain Registration Statements on Form S-8 (File Nos. 33-44941, 33-52186, 33-70586, 33-95660, 333-33771 and 333-52429) (the "Registration Statements") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act") by Anergen, Inc., a Delaware corporation ("Anergen Delaware" or the "Company" or the "Registrant"), which is the successor to Anergen, Inc., a California corporation ("Anergen California"), following a statutory merger effective on July 16, 1998 (the "Merger") for the purpose of changing Anergen California's state of incorporation. Prior to the Merger, Anergen Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, Anergen Delaware succeeded by operation of law to all of the assets and liabilities of Anergen California. The Merger was approved by the shareholders of Anergen California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Except as modified by this Amendment (including modifications resulting from the incorporation of documents by reference), Anergen Delaware, by virtue of this Amendment, expressly adopts the Registration Statements as its own registration statements for all purposes of the Securities Act and the Exchange Act.

           PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. Information Incorporated by Reference

     In addition to the documents already incorporated by reference into the Registration Statements, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents.

ITEM 4. Description of Securities

     Not applicable.

ITEM 5. Interests of Named Experts and Counsel

     Not applicable.

ITEM 6. Indemnification of Directors and Officers

     In accordance with the General Corporation Law of Delaware (the "Delaware law"), the Company's Certificate of Incorporation contains a provision which limits the liability of directors to the maximum extent permitted by Delaware Law as the same now exists or may hereinafter be amended. Section 102 of Delaware law provides that directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company's Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify him or her against such liability under the Delaware Law. The Company currently has secured such insurance on behalf of its officers and directors.

     The Company has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Company's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company


ITEM 8. Exhibits

   5.1   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
  23.1   Consent of Wilson Sonsini Goodrich & Rosati (see Exhibit 5.1)
  24.1   Power of Attorney (see Page II-4)

ITEM 9. Undertakings

     (A)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporations Law, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on the 31st day of July 1998.

                                       ANERGEN, INC.


                                       By: /s/ BARRY M. SHERMAN, M.D.
                                          --------------------------------------
                                          Barry M. Sherman, M.D.
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Barry M. Sherman and David F. Smith his or her attorneys-in-fact, each with the full power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON THE ___ DAY OF JULY 1998, IN THE CAPACITIES INDICATED.

---------------------------   ----------------------------  --------------------
        SIGNATURE                        TITLE
/s/ BARRY M. SHERMAN, M.D.    President, Chief Executive
---------------------------   Officer, Secretary and
(Barry M. Sherman, M.D.)      Director (Principal
                              Executive Officer)

/s/ DAVID SMITH               Vice President, Finance and
---------------------------   Chief Financial Officer
(David Smith)                 (Principal Financial and
                              Accounting Officer)

/s/ BRUCE L.A. CARTER         Director
---------------------------
(Bruce L. A. Carter, Ph.D.)

/s/ NICHOLAS J. LOWCOCK       Director
---------------------------
(Nicholas J. Lowcock)

/s/ HARDEN M. MCCONNELL       Director
---------------------------
(Harden M. McConnell, Ph.D.)

/s/ HARRY H. PENNER, JR.      Director
---------------------------
(Harry H. Penner, Jr.)

/s/ JAMES E. THOMAS           Director
---------------------------
(James E. Thomas)

/s/ NICOLE VITULLO            Director
---------------------------
(Nicole Vitullo)

EXHIBIT
  NO.                                 DESCRIPTION
-------  -----------------------------------------------------------------------
  5.1    Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
 23.1    Consent of Wilson Sonsini Goodrich & Rosati (see Exhibit 5.1)
 24.1    Power of Attorney (see Page II-4)